                                   PARTICIPATION AGREEMENT

                                         BY AND AMONG

                               THRIVENT LIFE INSURANCE COMPANY

                                             AND

                                    LB SERIES FUND, INC.,
                                   DATED DECEMBER 15, 2003

                                      TABLE OF CONTENTS

                                   PARTICIPATION AGREEMENT

This  PARTICIPATION  AGREEMENT,  is made and  entered  into as of this  15th day of  December,
2003, by and among THRIVENT LIFE INSURANCE  COMPANY  ("Thrivent  Life"), on its own behalf and on behalf of each  separate  account of  THRIVENT  LIFE  named in Exhibit A to this  Agreement
(the "ACCOUNTS"), and LB SERIES FUND, INC. (the "FUND"), (collectively the "Parties").

WITNESSETH:

WHEREAS,  THRIVENT LIFE is a corporation  stock life  insurance  company  organized  under the laws of the State of  Minnesota  engaged in the  writing of variable  products,  and serves as sponsor and depositor of the ACCOUNTS ;

WHEREAS,  the ACCOUNTS are legally  segregated  asset accounts of THRIVENT  LIFE,  established
pursuant  to  the  laws  of  the  State  of   Minnesota,   with   several   subaccounts   (the
"Subaccounts"),  for  the  purpose  of  funding  certain  variable  universal  life  insurance contracts and variable annuity contracts (collectively the "Contracts");

WHEREAS,  the FUND, is registered with the Securities and Exchange  Commission (the "SEC"), as an  open-end  management  investment  company  under the  Investment  Company Act of 1940 (the
"1940  Act"),  and its shares are  registered  with the SEC under the  Securities  Act of 1933
(the "1933 Act");

WHEREAS,  the FUND is a series company,  meaning its Board of Directors may designate  various series  ("Portfolios")  into which the FUND's authorized shares are to be divided from time to time,  with each such  Portfolio  consisting  of a specific  number of the  FUND's  authorized shares,  representing an interest in a separate  portfolio of securities and other assets, and having its own investment objectives, policies and restrictions;

WHEREAS,  to  the  extent  permitted  by  applicable   insurance,   tax  and  other  laws  and
regulations,  THRIVENT  LIFE intends to purchase  shares in the FUND on behalf of the ACCOUNTS to fund the  Contracts or on its own behalf for related  purposes,  and the FUND is authorized to sell such shares to the ACCOUNTS and to THRIVENT LIFE at net asset value;

NOW,  THEREFORE,  in consideration of the covenants and mutual promises  contained herein, and other good and valuable  consideration,  the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Sale of FUND Shares

   A.   The  Contracts  funded  through the ACCOUNTS  will provide for the  allocation  of net amounts among certain  Subaccounts  for investment in such shares of the Portfolios as may  be  offered  from  time  to  time  in the  prospectus  of the  ACCOUNTS  for  the
        Contracts.  The selection of the  particular  Subaccount is to be made by the Contract owner,  and  such  selection  may be  changed  in  accordance  with  the  terms of the
        Contracts.

   B.   The FUND will sell to THRIVENT  LIFE those  shares of each  available  Portfolio  that
        THRIVENT LIFE orders based on transactions  under Contracts,  effecting such orders on a daily basis at the  Portfolio's  net asset value per share next computed as provided in the FUND prospectus.

   C.   The Board of  Directors  of the FUND (the  "Board")  may refuse to sell  shares of any
        Portfolio  to THRIVENT  LIFE,  or suspend or  terminate  the offering of shares of any
        Portfolio,  if such  action is  required by law or by  regulatory  authorities  having jurisdiction or is, in the sole  discretion of the Board,  acting in good faith and in light  of  their  fiduciary  duties  under  federal  and any  applicable  state  laws, necessary in the best interests of the shareholders of the FUND.

   D.   The FUND agrees that its shares will be sold only to: (a)  THRIVENT  LIFE,  on its own behalf and on behalf of separate  accounts that it  establishes  from time to time and maintains to fund variable annuity contracts and variable life insurance  contracts of
        THRIVENT LIFE,  including the ACCOUNTS;  (b) Thrivent Financial for Lutherans or other life insurance  companies,  whether  affiliated or unaffiliated with THRIVENT LIFE, on behalf of separate  accounts  funding  variable  annuity  contracts  and variable life insurance  contracts of such other insurance  companies;  and (c) qualified pension or retirement  plans,  whether for the benefit of  employees  of Thrivent  Financial  for
        Lutherans  and/or  its  affiliates  or  for  the  benefit  of  unaffiliated   entities
        ("Qualified  Plans").  THRIVENT LIFE separate  accounts  (including  the ACCOUNTS) and separate  accounts of other life insurance  companies  eligible to purchase  shares of the FUND are referred to in this  Agreement as "Separate  Accounts."  No shares of any
        Portfolio will be sold to the general public or to any life insurance  company (on its own  behalf,  as opposed  to a Separate  Account  maintained  by such other  insurance company) other than THRIVENT LIFE.

   E.   The FUND will redeem for cash from THRIVENT  LIFE those full or  fractional  shares of each  Portfolio  that THRIVENT LIFE requests based on  transactions  under  Contracts, effecting such requests on a daily basis at the  Portfolio's net asset value per share next computed as provided in the FUND prospectus.

   F.   Issuance  and  transfer  of the  FUND's  shares  will be by  book  entry  only.  Stock
        Contracts  will not be issued to THRIVENT  LIFE.  Shares ordered from the FUND will be recorded in an appropriate title for THRIVENT LIFE.

   G.   The FUND shall furnish  notice  promptly to THRIVENT LIFE of any income,  dividends or capital  gain  distributions  payable on the shares of any  Portfolio.  THRIVENT  LIFE hereby elects to receive all such income,  dividends and capital gain distributions as are payable on FUND  shares in  additional  shares of that  Portfolio.  THRIVENT  LIFE reserves the right to revoke this  election and to receive all such income,  dividends and capital gain  distributions  in cash.  The FUND shall notify  THRIVENT LIFE of the number of shares so issued as payment of such income, dividends and distributions.

   H.   The FUND  shall make the net asset  value per share for each  Portfolio  available  to
        THRIVENT LIFE on a daily basis,  as soon as reasonably  practical  after the net asset value per share is calculated.

   I.   The FUND may establish  additional  Portfolios to provide additional funding media for the Contracts,  or delete,  combine, or modify existing Portfolios.  The shares of any additional  Portfolio may be made  available to the ACCOUNTS by the FUND,  pursuant to the terms of this Agreement,  and any applicable reference to any Portfolio,  the FUND or its shares herein shall include a reference to any such Portfolio.

2. Representations and Warranties

   A.   THRIVENT  LIFE  represents  and warrants  that  interests  in the  ACCOUNTS  under the
        Contracts are or will be registered  under the 1933 Act to the extent  required by the
        1933 Act,  that the  Contracts  will be issued and sold in  compliance in all material respects  with  all  applicable  federal  and  state  laws  and  that  the sale of the
        Contracts  will  comply in all  material  respects  with state  insurance  and federal
        securities  law  suitability  requirements.   THRIVENT  LIFE  further  represents  and
        warrants that it is a corporation  stock life insurance  company  organized  under the laws of the State of Minnesota and engaged in the writing of life  insurance,  annuity contracts,  and other insurance products;  that it has legally and validly established its ACCOUNTS as segregated  asset accounts under Minnesota  insurance law; and that it has registered or will register the ACCOUNTS as unit  investment  trusts in accordance with the  provisions  of the 1940 Act to serve as segregated  investment  accounts for the Contracts, to the extent required by the 1940 Act.

   B.   THRIVENT  LIFE  represents  and warrants  that any  interests  in the  ACCOUNTS  being offered for sale under the Contracts  are or will be registered  under the 1933 Act to the extent  required by the 1933 Act,  that the  Contracts  will be issued and sold in compliance in all material  respects with all  applicable  federal and state laws, and that the sale of the  Contracts  will  comply  in all  material  respects  with  state insurance  law,  and federal  securities  laws,  including  the rules of the  National
        Association of Securities Dealers, Inc. ("NASD").

   C.   The FUND  represents  and warrants that its shares sold pursuant to this Agreement are or will be registered  under the 1933 Act to the extent required by the 1933 Act, duly authorized  for  issuance  and  sold in  compliance  with  the  laws of the  state  of
        Minnesota and all applicable  federal  securities laws and that the FUND is or will be registered  under the 1940 Act to the extent  required by the 1940 Act.  The FUND will amend the  registration  statement  for its shares  under the 1933 Act, as well as its registration  statement  under  the 1940  Act,  as  required  in order to  effect  the continuous  offering of its shares.  The FUND will  register or qualify the shares for sale in  accordance  with the laws of the  various  states  only if and to the  extent deemed advisable by the FUND.

   D.   THRIVENT LIFE  represents  and warrants  that its  Contracts are currently  treated as annuity contracts and universal life insurance  contracts under applicable  provisions of the Code and that it will make every effort to maintain such treatment.

   E.   The FUND  represents  and  warrants  that each of its  Portfolios  will  qualify  as a regulated  investment  company under Subchapter M of the Code and that the investments of each of its  Portfolios  will  comply  with  the  diversification  requirements  of
        Section  817(h) of the Code and the  regulations  thereunder,  and that it will notify
        THRIVENT LIFE  immediately  upon having a reasonable  basis for believing  that it has ceased to so qualify or that it might not so qualify in the future.

3. Prospectus and Proxy Statements: Voting

   A.   The  FUND  will  provide  such  documentation  (including  a  final  copy  of any  new prospectus,  statement of  additional  information  ("SAI") or  supplement)  and other assistance  as is  reasonably  necessary in order for THRIVENT LIFE or its designee to timely distribute the current FUND prospectus, SAI and any supplement thereto.

   B.   The  FUND  will  provide  such  documentation  (including  a final  copy of any  proxy material,  report to shareholders,  and other communication to shareholders) and other assistance  as is  reasonably  necessary  for THRIVENT  LIFE or its designee to timely distribute the proxy material,  report to shareholders,  and other communication (such printing and distribution to be the FUND's expense, as provided in Section 5.1).

   C.   To the extent required by law, THRIVENT LIFE shall:

        1. solicit voting instructions from Contract owners;

        2. vote Portfolio shares in accordance with instructions received from Contract owners;

        3. vote Portfolio  shares for which no  instructions  have been  received,  as well as
           Portfolio shares  attributable to THRIVENT LIFE other than under Contracts,  in the same  proportion  as shares of such  Portfolio  for  which  instructions  have been received,  so long as and to the extent that the SEC  continues  to  interpret  the
           1940 Act to require  pass-through  voting  privileges.  THRIVENT  LIFE reserves the right  to  vote  Portfolio  shares  held in any  segregated  asset  accounts  or in general accounts in its own right, to the extent permitted by law.

   D.   The FUND  reserves  the right to take all  actions,  including  but not limited to the dissolution,  merger, and sale of all assets of the FUND solely upon the authorization of its Board and/or shareholders as required by the 1940 Act.

4. Sales Material and Information

   A.   THRIVENT  LIFE and the FUND will  cause to be  furnished  to each  other each piece of sales literature or other  promotional  material in which the FUND or THRIVENT LIFE is named, at least three (3) days prior to its intended use.

   B.   Neither   THRIVENT  LIFE  nor  the  FUND  will  give  any   information  or  make  any
        representation  or statement,  or cause such information to be given or representation to be made, on behalf of the PARTIES  other than the  information  or  representations contained  in the  registration  statements,  prospectuses,  and SAIs for FUND and the
        Accounts, as such registration  statements,  prospectuses,  and SAIs may be amended or supplemented  from time to time,  or in  reports  or proxy  materials  for the FUND or
        ACCOUNTS,  or in sales literature or other  promotional  material approved by the FUND or its designee, except with the permission of the FUND or its designee.

5. Fees and Expenses

   A.   The  FUND  will  pay all  expenses  incident  to the  FUND's  performance  under  this
        Agreement.  In addition to the  investment  advisory fee, each Portfolio will bear all of its  operating  expenses  that  are not  specifically  assumed  by  THRIVENT  LIFE, including the  following:  (i) interest and taxes (ii)  brokerage  commissions;  (iii)
        insurance  premiums;  (iv)  compensation  and expenses for those Directors who are not
        "interested"  persons under  Section  2(a)(19) of the Act; (v)  independent  legal and audit expenses; (vi) fees and expenses of the FUND's custodian,  shareholder servicing or transfer  agent and  accounting  services  agent;  (vii)  expenses  incident to the issuance  of its shares,  or  reinvestment  of  dividends;  (viii)  fees and  expenses incident to the  registration  under Federal or state  securities  laws of the FUND or its shares;  (ix) FUND or  portfolio  organizational  expenses;  (x) FUND  expenses of preparing,  printing and mailing reports and notices,  proxy material and prospectuses to shareholders of the FUND;  (xi) all other expenses  incidental to holding  meetings of the FUND's  shareholders;  (xii) dues or  assessments  of or  contributions  to the
        Investment  Company Institute or any successor or other industry  association;  (xiii)
        such non-recurring  expenses as may arise, including litigation affecting the FUND and the legal  obligations which the FUND may have to indemnify its officers and Directors with respect  thereto;  and (xiv) cost of daily  valuation of each of the  Portfolio's securities and net asset value per share.

   B.   THRIVENT  LIFE will pay all expenses  incident to THRIVENT  LIFE's  performance  under this  Agreement.  In  addition,  THRIVENT  LIFE will bear the expenses of printing and distributing to its Contract owners the FUND proxy  materials,  proxy cards and voting instruction forms (collectively "proxy information"),  tabulating the results of proxy solicitations  to its  Contract  owners,  printing  and  distributing  to its Contract owners the FUND prospectus,  SAI, supplement,  proxy material, report to shareholders,
        and  other   communication   to  shareholders,   and  any  expenses   associated  with
        administration of its Contracts.

6. Diversification

   A.   The FUND will make every  effort to be invested in such a manner as to ensure that the
        Contracts  will be treated as variable life insurance  contracts and variable  annuity contracts under the Code and the regulations  thereunder insofar as such investment is required for such  treatment.  Without  limiting the scope of the foregoing,  the FUND will at all times  comply with  Section  817(h) of the Code and  Treasury  Regulations
        Section 1.817-5 relating to the  diversification  requirements  for variable  annuity, endowment,  or life insurance  contracts and any amendments or other  modifications to such Section or Regulations.

7. Monitoring for Material Irreconcilable Conflicts

   A.   The FUND's Board of Directors  will monitor the FUND for the existence of any material irreconcilable  conflict between and among the interests of the Contractholders of the
        Separate Accounts  (including the ACCOUNTS) investing in the FUND and the participants of any of the  Qualified  Plans  investing  in the  FUND.  A  material  irreconcilable conflict  may arise for a  variety  of  reasons,  including:  (a)  action by any state
        insurance  regulatory  authority;   (b)  a  change  in  applicable  federal  or  state
        insurance,  tax or securities laws or regulations,  or a public ruling, private letter ruling,  no-action or interpretive letter, or any similar action by insurance,  tax or securities regulatory  authorities;  (c) an administrative or judicial decision in any relevant  proceeding;  (d) the  manner in which the  investment  of the FUND are being managed;  (e) a difference in voting  instructions  given by variable annuity Contract owners,  variable life insurance Contract owners, and trustees of the Qualified Plans;
        (f) a decision by THRIVENT  LIFE or another life  insurance  company to disregard  the voting  instructions  of Contract owners in one or more Separate  Accounts;  or (g) if applicable,  a decision  by the trustee of a Qualified  Plan to  disregard  the voting instructions  of the  participants  of such  Qualified  Plan. A  determination  by the
        FUND's  Board  that  a  material  irreconcilable  conflict  exists  will  be  a  final determination.

   B.   If it is  determined  by a majority  of the  FUND's  Board,  or by a  majority  of its disinterested  directors,  that a material  irreconcilable  conflict exists,  the FUND promptly  shall notify  THRIVENT  LIFE in writing of any  determination  by the FUND's
        Board  as  to  the   existence   of  a  material   irreconcilable   conflict  and  its
        implications.  THRIVENT LIFE (on behalf of the ACCOUNTS)  shall, at its expense and to the extent  reasonably  practicable (as determined by a majority of the  disinterested directors of the FUND),  take whatever  steps are necessary to remedy or eliminate the material  irreconcilable  conflict.  Such steps could  include:  (a)  withdrawing  the assets  allocable to some or all of the ACCOUNTS from the FUND or any Portfolio of the
        FUND and reinvesting such assets in a different  investment medium,  including another portfolio of the FUND;  (b)  submitting  the  question as to whether such  segregation should be implemented to a vote of all affected  Contract  owners and, as appropriate, segregating the assets of any appropriate  (i.e.,  variable annuity Contract owners or variable life insurance  Contract owners of one or more of THRIVENT LIFE and any other insurance  companies with Separate Accounts investing in the FUND) that votes in favor of such segregation,  or offering to the affected Contract owners the option of making such change;  or (c) establishing a new registered  management  investment  company or managed separate account.  If a material  irreconcilable  conflict arises because of a decision by THRIVENT LIFE to disregard  voting  instructions of owners of Contracts in one or more of the  ACCOUNTS,  and that  decision  represents  a minority  position or would  preclude a majority  vote with respect to the vote being taken by  shareholders of the FUND,  then  THRIVENT  LIFE shall,  at the election and direction of the FUND's
        Board,  withdraw  each  affected  ACCOUNT's  investment  in the FUND (but no charge or penalty shall be imposed as a result of such withdrawal).

   C.   THRIVENT LIFE is  responsible,  to the extent  permitted by applicable law, for taking remedial  action on behalf of the  affected  ACCOUNT(s)  in the event  that the FUND's
        Board determines a material  irreconcilable  conflict exists.  THRIVENT LIFE will take remedial  action  only as it  pertains  to assets of the  affected  ACCOUNT(s)  and in accordance  with its  fiduciary  responsibility  to Contract  owners in such  affected
        ACCOUNT(s).  THRIVENT  LIFE,  as the  sponsor  of the  affected  ACCOUNT(s),  will  be responsible  for the  cost of any  such  remedial  action.  For  the  purpose  of this
        Section,  a majority of the  disinterested  members of the FUND's Board will determine whether or not any proposed  action  adequately  remedies any material  irreconcilable conflict.  In no event shall the FUND,  or THRIVENT LIFE in its capacity as advisor to the FUND, be required to establish a Portfolio or new funding  medium for any Contract or any ACCOUNT.  Nor, in its capacity as sponsor of any ACCOUNT,  shall  THRIVENT LIFE be required to  establish a new funding  medium for any Contract or any ACCOUNT if any offer  to do so has been  declined  by a vote of a  majority  of the  Contract  owners materially and adversely affected by the material irreconcilable conflict.

   D.   All reports of  potential or existing  conflicts  received by the FUND's Board and all
        Board actions with regard to or  determining  the existence of a conflict of interest, notifying  THRIVENT LIFE of a conflict,  and  determining  whether any proposed action adequately  remedies a  conflict,  will be  properly  recorded  in the  minutes of the
        FUND's Board or other appropriate  records,  and such minutes or other records will be made available to the SEC upon request.

   E.   The FUND will  disclose in its  prospectus  that (a) shares of the FUND may be offered to Separate  Accounts and Qualified Plans; (b) material  irreconcilable  conflicts may arise  between the  interest of various  Contract  owners  investing  in the  Separate
        Accounts and the interests of  participants  in the Qualified  Plans  investing in the
        FUND;  and (c) the FUND's Board will monitor events in order to identify the existence of any  material  conflict  and  determine  what  action,  if any,  should be taken in response to such material irreconcilable conflict.

   F.   No less than  annually,  THRIVENT  LIFE will submit to the FUND's Board such  reports, materials  and data as the Board may  reasonably  request  so that the Board may carry out fully its obligations  under this Section.  Such reports,  materials and data will be submitted more frequently if deemed  appropriate by the FUND's Board. In any event,
        THRIVENT LIFE will promptly  notify the FUND's Board in writing if it becomes aware of any facts or circumstances that could give rise to a material  irreconcilable conflict between the interests of various  Contract owners in the ACCOUNTS and the interests of
        Qualified  Plan  participants  investing  in the FUND.  All reports  submitted  to the
        FUND's  Board  under  this  Section  7.7  shall  include  all  information  reasonably necessary  for the Board to consider  the  conflict  issues  raised.  In this  regard,
        THRIVENT  LIFE  promptly  shall notify the FUND's  Board  whenever  THRIVENT  LIFE has determined to disregard  voting  instructions of the Contract owners of any ACCOUNT(s)
        on any matter submitted to a vote of shareholders of the FUND.

8. Indemnification

   A.   Indemnification by THRIVENT LIFE

        1. THRIVENT  LIFE  will  indemnify  and  hold  harmless  the  FUND  and  each  of  its
           Directors,  officers,  and employees and each person, if any, who controls the FUND within the meaning of Section 15 of the 1933 Act  (collectively,  the  "Indemnified
           Parties" for  purposes of this  Section  8.1)  against any and all losses,  claims, damages,  liabilities  (including  amounts  paid in  settlement  with  the  written consent of THRIVENT LIFE) or litigation  (including legal and other  expenses),  to which the  Indemnified  Parties may become  subject under any statute,  regulation, at common law or otherwise, and which:

           (a) arise out of or are based upon any  failure  by  THRIVENT  LIFE to perform  the duties or assume the general  business  responsibilities  of THRIVENT LIFE with respect to the design,  drafting,  state  approvals,  issuance,  servicing  and administration  of the Contracts,  or the  establishment and maintenance of the
               ACCOUNTS; or

           (b) arise  out of or are  based  upon  any  untrue  statements  or  alleged  untrue statements  of any  material  fact  contained  in the  registration  statement, prospectus,  or SAI for the  Contracts,  or the  ACCOUNTS,  or contained in the
               Contracts  or  sales   literature  for  the  Contracts  (or  any  amendment  or
               supplement  to any of the  foregoing),  or arise out of or are  based  upon the omission or the alleged  omission to state  therein a material fact required to be stated therein or necessary to make the statements  therein not  misleading, provided that this Agreement to indemnify will not apply as to any  Indemnified
               Party if such  statement or omission or such alleged  statement or omission was made in reliance upon and in conformity with  information  furnished in writing to  THRIVENT  LIFE by or on  behalf  of the  FUND  for use in the  registration statement,  prospectus,  or SAI for the  Contracts  or the  ACCOUNTS  or in the
               Contracts or sales  literature  (or any amendment or  supplement)  or otherwise for use in connection with the sale of the Contracts or FUND shares; or

           (c) arise  out of or are based  upon  statements  or  representations  (other  than
               statements  or  representations   contained  in  the  registration   statement,
               prospectus,  SAI,  or sales  literature  of the FUND not  supplied  by THRIVENT
               LIFE,  or persons  under its control) or wrongful  conduct of THRIVENT  LIFE or persons  under its control,  or failure to  supervise  persons  under  THRIVENT
               LIFE's control or entities or individuals  with which THRIVENT LIFE  contracts, with respect to the sale or distribution of the Contracts or FUND shares; or

           (d) arise out of any untrue  statement  or alleged  untrue  statement of a material fact contained in a registration statement,  prospectus, or sales literature of the FUND or any  amendment  thereof or  supplement  thereto or the  omission or alleged  omission  to state  therein  a  material  fact  required  to be stated
               therein or necessary to make the  statements  therein not  misleading if such a statement  or  omission  was made in reliance  upon  information  furnished  in writing to the FUND by or on behalf of THRIVENT LIFE; or

           (e) arise out of or  result  from any  failure  by  THRIVENT  LIFE to  provide  the services and furnish the materials contemplated by this Agreement; or

           (f) arise out of or result from any material  breach of any  representation  and/or warranty  made by  THRIVENT  LIFE in this  Agreement  or arise out of or result from any other  material  breach of this Agreement by THRIVENT LIFE, as limited by and in accordance with the provisions of Sections 8.1(b). and 8.1(c) hereof.

        2. THRIVENT  LIFE  will  not be  liable  under  this  indemnification  provision  with respect to any losses,  claims,  damages,  liabilities  or  litigation  to which an
           Indemnified  Party would be subject by reason of such  Indemnified  Party's willful
           misfeasance,   bad  faith,   or  gross   negligence  in  the  performance  of  such
           Indemnified  Party's  duties  or by  reason of such  Indemnified  Party's  reckless disregard of obligations  or duties under this Agreement or to the FUND,  whichever is applicable.

        3. THRIVENT  LIFE  will  not be  liable  under  this  indemnification  provision  with respect to any claim made  against an  Indemnified  Party  unless such  Indemnified
           Party shall have notified  THRIVENT LIFE in writing within a reasonable  time after the summons or other first legal process  giving  information  of the nature of the
           claim  shall  have  been  served  upon  such  Indemnified   Party  (or  after  such
           Indemnified  Party shall have  received  notice of such  service on any  designated agent),  but  failure to notify  THRIVENT  LIFE of any such claim will not  relieve
           THRIVENT  LIFE  from  any  liability  that  it may  have to the  Indemnified  Party
           against   whom  such  action  is  brought   otherwise   than  on  account  of  this
           indemnification  provision.  In  case  any  such  action  is  brought  against  the
           Indemnified  Parties,  THRIVENT LIFE shall be entitled to  participate,  at its own expense,  in the  defense  thereof.  THRIVENT  LIFE also will be entitled to assume the defense  thereof,  with counsel  satisfactory to the party named in the action.
           After  notice  from  THRIVENT  LIFE to such party of  THRIVENT  LIFE's  election to assume the defense thereof,  the Indemnified  Party will bear the fees and expenses of any additional  counsel  retained by it, and THRIVENT LIFE will not be liable to such  party  under  this  Agreement  for any legal or other  expenses  subsequently incurred by such party  independently  in connection with the defense thereof other than reasonable costs of investigation.

        4. The Indemnified  Party will promptly  notify  THRIVENT LIFE of the  commencement of any  litigation  or  proceeding  against it or any of its  respective  officers  or directors in connection  with  transactions  that are the subject of this Agreement whether or not indemnification is being sought hereunder.

   B.   Indemnification By the FUND

        1. The  FUND  will  indemnify  and  hold  harmless  THRIVENT  LIFE  and  each  of  its directors,  officers and employees and each person,  if any, who controls  THRIVENT
           LIFE  within  the  meaning  of  Section  15 of  the  1933  Act  (collectively,  the
           "Indemnified  Parties"  for  purposes  of this  Section  8.2)  against  any and all losses,  claims,  damages,  liabilities  (including amounts paid in settlement with the written  consent of FUND) or litigation  (including  legal and other  expenses)
           to  which  the   Indemnified   Parties  may  become   subject  under  any  statute,
           regulation, at common law or otherwise, which:

           (a) arise out of or are based upon any  failure  by the FUND to perform  the duties or assume the general  business  responsibilities  required  by this  Agreement with respect to the sale of shares of the FUND to THRIVENT LIFE; or

           (b) arise  out of or are  based  upon  any  untrue  statements  or  alleged  untrue statements of any material fact contained in the sales  literature for the FUND and/or the  Contracts,  or arise out of or are based upon the  omission  or the alleged  omission  to state  therein  a  material  fact  required  to be stated
               therein or necessary to make the statements  therein not  misleading,  provided that this agreement to indemnify will not apply as to any Indemnified  Party if such  statement or omission or such  alleged  statement or omission was made in reliance upon and in conformity  with  information  furnished in writing to the
               FUND by or on behalf of THRIVENT  LIFE for use in the  registration  statement, prospectus,  or SAI for use in the sales  literature  or  otherwise  for use in connection with the sale of Portfolio shares; or

           (c) arise  out of or are based  upon  statements  or  representations  (other  than
               statements  or  representations   contained  in  the  registration   statement,
               prospectus,  SAI, or sales  literature of the FUND not supplied by the FUND, or persons  under its  control) or wrongful  conduct of the FUND or persons  under its  control,  or  failure to  supervise  persons  under the FUND's  control or entities or  individuals  with which the FUND  contracts,  with  respect to the sale or distribution of the Contracts or FUND shares; or

           (d) arise out of any untrue  statement  or alleged  untrue  statement of a material fact contained in a registration statement,  prospectus, or sales literature of the FUND or any  amendment  thereof or  supplement  thereto or the  omission or alleged  omission  to state  therein  a  material  fact  required  to be stated
               therein or necessary to make the  statements  therein not  misleading if such a statement  or  omission  was made in reliance  upon  information  furnished  in writing to THRIVENT LIFE by or on behalf of THRIVENT LIFE; or

           (e) arise out of or result  from any  failure by the FUND to provide  the  services and furnish the materials contemplated by this Agreement; or

           (f) arise out of or result from any material  breach of any  representation  and/or warranty made by the FUND in this  Agreement or arise out of or result from any other  material  breach of this  Agreement  by the FUND,  except to the  extent provided in Section 8.2(b) and 8.2(c) hereof.

        2. The FUND will not be liable under this  indemnification  provision  with respect to any losses,  claims,  damages,  liabilities  or litigation to which an  Indemnified
           Party would be subject by reason of such Indemnified  Party's willful  misfeasance, bad faith,  or gross  negligence in the  performance  of such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless  disregard of obligations or duties under this Agreement or to the FUND, whichever is applicable.

        3. The FUND will not be liable under this  indemnification  provision  with respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified the FUND in writing  within a  reasonable  time after the summons or other  first  legal  process  giving  information  of the nature of the claim shall have been  served  upon such  Indemnified  Party (or after such  Indemnified  Party shall have received  notice of such service on any designated  agent),  but failure to notify the FUND of any such claim will not relieve  the FUND from any  liability that it may have to the  Indemnified  Party  against  whom such  action is  brought otherwise  than on  account  of this  indemnification  provision.  In case any such action is brought  against the Indemnified  Parties,  the FUND shall be entitled to participate,  at its own  expense,  in the defense  thereof.  The FUND also will be entitled to assume the defense  thereof,  with  counsel  satisfactory  to the party named  in the  action.  After  notice  from the  FUND to such  party of the  FUND's election to assume the defense  thereof,  the Indemnified  Party will bear the fees and  expenses of any  additional  counsel  retained by it, and the FUND will not be liable  to such  party  under  this  Agreement  for any  legal  or  other  expenses subsequently  incurred by such party  independently  in connection with the defense thereof other than reasonable costs of investigation.

        4. The  Indemnified  Party will promptly  notify the FUND of the  commencement  of any litigation  or  proceeding  against  it  or  any  of  its  respective  officers  or directors in connection  with  transactions  that are the subject of this Agreement whether or not indemnification is being sought hereunder.

9. Term and Termination of this Agreement

   A.   This Agreement will terminate:

        1. as to any party hereto,  at the option of that party,  upon prior written notice to the other party as provided in Section 9.3 herein; or

        2. at the option of the FUND in the event that formal  administrative  proceedings are instituted  against  THRIVENT  LIFE by the NASD,  the SEC, any state  securities or insurance  commissioner  or any other  regulatory  body regarding  THRIVENT  LIFE's duties  under  this  Agreement  or  related  to  the  sale  of the  Contracts,  the operation  of the  ACCOUNTS,  or the purchase of FUND  shares,  provided,  however, that the FUND determines,  in its sole judgment  exercised in good faith,  that any such  administrative  proceedings  will have a  material  adverse  effect  upon the ability of THRIVENT LIFE to perform its obligations under this Agreement; or

        3. at  the  option  of  THRIVENT   LIFE  in  the  event  that  formal   administrative
           proceedings  are  instituted  against  the FUND by the NASD,  the SEC, or any state securities or insurance  commission  or any other  regulatory  body,  regarding the
           FUND's  duties  under this  Agreement  or related to the sale of FUND shares or the operation of the FUND,  provided,  however,  that THRIVENT LIFE determines,  in its sole judgment  exercised in good faith,  that any such  administrative  proceedings will have a material  adverse  effect  upon the  ability of the FUND to perform its obligations under this Agreement; or

        4. at the  option of  THRIVENT  LIFE with  respect  to the  ACCOUNTS,  upon  requisite authority  to  substitute  the shares of another  investment  company for shares of the FUND in accordance  with the terms of the  Contracts or in accordance  with the
           ACCOUNTS investment policy or standards of conduct; or

        5. at the  option of  THRIVENT  LIFE,  in the event any of the  FUND's  shares are not registered,  issued,  or sold in accordance with  applicable  federal and any state law or such law  precludes  the use of such  shares  as the  underlying  investment media of the Contracts issued or to be issued by THRIVENT LIFE; or

        6. at the  option  of  THRIVENT  LIFE,  if the FUND  fails  to meet  the  requirements specified in Sections 2.3 or 2.6 hereof; or

        7. at the option of the FUND, if the  investments  of the ACCOUNTS fail to satisfy the diversification requirements of the Code and the regulations thereunder, or

        8. at the option of THRIVENT LIFE, if the FUND dissolves or becomes  otherwise  unable to sell shares to fund the ACCOUNTS.

   B.   It is  understood  and agreed  that the right of any party  hereto to  terminate  this
        Agreement pursuant to Section 9.1(a) may be exercised for any reason or for no reason.

   C.   Notice Requirement for Termination

        No  termination  of this  Agreement  will be  effective  unless  and  until  the party terminating  this  Agreement  gives  prior  written  notice to the other party to this
        Agreement  of its intent to  terminate,  and such notice shall set forth the basis for such termination. Furthermore,

        1. in the event that any  termination  is based upon the  provisions of Section 9.1(a)
           hereof,  such  prior  written  notice  shall be given at least one  hundred  eighty
           (180) days in advance of the  effective  date of  termination  as  required by such provision;

        2. in the event that any  termination  is based upon the  provisions of Section 9.1(b)
           or  Section  9.1(c)  hereof,  such  prior  written  notice  shall be given at least ninety (90) days in advance of the effective date of termination;

        3. in the event that any  termination  is based upon the  provisions of Section 9.1(d)
           hereof,  THRIVENT LIFE will give at least sixty (60) days prior  written  notice to the FUND of the date of any proposed  action to substitute  FUND shares,  including the filing of any applicable  exemptive  application under the 1940 Act relating to the  ACCOUNTS;  and  THRIVENT  LIFE will  provide  the FUND with a copy of any such exemptive application; and

        4. in the event that any  termination is based upon the provisions of Section  9.1(e),
           Section  9.1(f),  or Section  9.1(g)  hereof,  such prior  written  notice shall be given as soon as  possible  within  twenty-four  (24) hours  after the  terminating party learns of the event causing termination to be required.

   D.   Partial Termination

        It is also  understood that this Agreement may be terminated with regard to a specific
        Portfolio  or  Portfolios  of the FUND,  or the entire FUND at the  discretion  of the terminating  party.  Notwithstanding  any termination of this Agreement,  the FUND, or any Portfolio,  provided its shares are then available for sale to any persons,  shall at the option of THRIVENT LIFE,  continue to make available  additional  shares of the
        FUND  pursuant to the terms and  conditions  of this  Agreement,  for all Contracts in effect on the effective date of termination  of this Agreement  (hereinafter  referred to as  "Existing  Contracts").  Specifically,  without  limitation,  the owners of the
        Existing Contracts shall be permitted to transfer or reallocate  investments under the
        Contracts,  redeem  investments  in the FUND and/or invest in the FUND upon the making of additional purchase payments under the Existing Contracts.

10.     Notices

        Any notice will be  sufficiently  given when sent by registered  or certified  mail to the other party at the address of such party set forth below or at such other  address as such party may from time to time specify in writing to the other party.

        If to THRIVENT LIFE: 625 Fourth Avenue South
                                         Minneapolis, Minnesota  55415
                                         Attention:  Woodrow E. Eno
                                         Secretary, Senior Vice President and General Counsel

        If to the FUND:                  625 Fourth Avenue South
                                         Minneapolis, Minnesota  55415
                                         Attention:  John C. Bjork, Secretary

11.     Miscellaneous

        A. This Agreement will be construed and the provisions  hereof  interpreted  under and in accordance with the laws of the State of Minnesota;  provided,  however, that if such laws or any of the  provisions  of this  Agreement  conflict  with  applicable
           Provisions of the 1940 Act, the latter shall control.

        B. If any  provision  of this  Agreement  will be  held  or  made  invalid  by a court decision,  statute,  rule or otherwise,  the remainder of the Agreement will not be effected thereby.

IN WITNESS  WHEREOF,  each of the parties  hereto has caused this  Agreement to be executed in its  name  and on its  behalf  by its  duly  authorized  representative  and  its  seal  to be hereunder affixed hereto as of the 15th day of December, 2003.

THRIVENT LIFE INSRUANCE COMPANY                           LB SERIES FUND, INC.

By: /s/ Bruce J. Nicholson                                By: /s/ Pamela J. Moret
    -------------------------------                           -------------------------------
    Bruce J. Nicholson                                        Pamela J. Moret
    President and                                             President
    Chief Executive Officer

                                          EXHIBIT A
                                              TO
                                   PARTICIPATION AGREEMENT
                                (Effective December 15, 2003)

1.      LBVIP Variable Insurance Account

2.      LBVIP Variable Insurance Account II

3.      LBVIP Variable Annuity Account I